Exhibit 99.1
Retail Ventures, Inc. Announces Disposition of 81% Ownership Interest
in Value City Department Stores
Columbus, Ohio, January, 23, 2008/PRNewswire/ — Retail Ventures, Inc. (NYSE: RVI) today announced the disposition of an 81% ownership interest in its Value City Department Stores business to VCHI Acquisition Co., a newly formed entity owned by VCDS Acquisition Holdings, LLC, Emerald Capital Management LLC and Crystal Value, LLC. Retail Ventures, Inc. will receive no net cash proceeds from the sale, will pay a fee of $500,000 to the purchaser, and anticipates recognizing an after-tax loss on the transaction. As part of the transaction, Retail Ventures, Inc. issued warrants to VCHI Acquisition Co. to purchase 150,000 shares of common stock of Retail Ventures, Inc., at an exercise price of $10.00 per share, and exercisable within 18 months of the date of the closing of the transaction.
Value City Department Stores operates 113 discount department stores in the Midwest, mid-Atlantic and southeastern United States and employs approximately 8,600 people. To facilitate the change in ownership and operation of the stores, Retail Ventures, Inc. has agreed to advance certain expenses, which VCHI Acquisition Co. has agreed to cause Value City Department Stores to reimburse within 30 days of the closing of the transaction, and to provide or arrange for the provision of certain support services to Value City Department Stores for a transition period.
In connection with the sale, Retail Ventures, Inc.’s wholly owned subsidiary Filene’s Basement, Inc. entered into a $100 million secured credit facility with National City Business Credit, Inc. Terms of the credit facility are similar to the predecessor $275 million secured credit facility that was jointly shared with Value City Department Stores and was terminated and replaced as of the date of the transaction.
This transaction does not impact Value City Furniture Stores, which are separately owned and operated.
Retail Ventures, Inc. continues to operate 36 Filene’s Basement stores in major metropolitan areas in the Northeast and Midwest and 259 DSW stores in major metropolitan areas throughout the country. DSW also supplies shoes, under supply arrangements, to 342 locations for other non-affiliated retailers in the United States.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Any statements in this release that are not historical or current facts are forward-looking statements. All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that could cause our future financial performance in fiscal 2007 and beyond to differ materially from those expressed or implied in any such forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” section of the Company’s latest quarterly or annual report, as filed with the SEC. These factors include, but are not limited to: uncertainty as to the ability of RVI to continue to meet its obligations and continue operations subsequent to the transaction; whether the sale of Value City Department Stores creates an event of default or accelerates our obligations under the PIES; our success in opening and operating new stores on a timely and profitable basis; maintaining good relationships with our vendors; our ability to anticipate and respond to fashion trends; fluctuation of our comparable store sales and quarterly financial performance; disruption of our distribution operations; our dependence on DSW Inc. for key services; failure to retain our key executives or attract qualified new personnel; our competitiveness with respect to style, price, brand availability and customer service; declining general economic conditions; risks inherent to international trade with countries that are major manufacturers of apparel and footwear; and security risks related to the electronic processing and transmission of confidential customer information. Additional factors that could cause our actual results to differ materially from our expectations are described in the Company’s latest annual or quarterly report, as filed with the SEC. Any forward-looking statement speaks only as of the date on which such statement is made. The Company undertakes no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances.
SOURCE: Retail Ventures, Inc.
Contact: Tim Miller, Vice President, Cochran Group Inc. Office: (614) 224-0600 Ext. 336
               Cell: (614)296-8246 Email: tmiller@cochrangroupinc.com